Exhibit 3.149
BY-LAWS OF
SOUTHERN HOME CARE SERVICES, INC.
ARTICLE ONE
OFFICES
     1.1 Registered Office. The address of the registered office of the corporation is 113 Sunnymeade Drive, Valdosta, Georgia; and the name of the registered agent at this address is Laura M. Miller. However, the registered agent and/or the place of the registered office may be changed from time to time by action of the Board of Directors and the making of such filings with state officials as may be required by law.
     1.2 Other Offices. The corporation may have offices at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require or make desirable.
ARTICLE TWO
SHAREHOLDERS MEETINGS
     2.1 Meeting Place. All meetings of the shareholders shall be held at the registered office or at such other place as may be fixed from time to time by the Board of Directors or in the notice of the meeting.
     2.2 Annual Meetings. The annual meeting of shareholders of the corporation shall be held within or without the State of Georgia at such time and place as may from time to time be fixed by the Board of Directors.
     2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, and shall be called by the President or the Secretary when so directed by the Board of Directors, or at the request in writing of any two or more directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     2.4 Notice. Except as otherwise required by statute, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten nor more than fifty days before such meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.
     2.5 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which. a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.
     2.6 Voting. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of some shareholders leaving less than a quorum. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law.
     2.7 Consent Action. Whenever the vote of-shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with when all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
ARTICLE THREE
DIRECTORS
     3.1 Directors’ Control. Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.
     3.2 Board of Directors. The initial Board of Directors shall consist of two directors named in the Articles of Incorporation. Thereafter the Board of Directors shall consist of not more than seven members, the precise number to be fixed by resolution of the shareholders from time to time. Each director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the annual meeting of shareholders held next after his election and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve,-or removal. Directors need not be shareholders.
     3.3 Vacancies. If any vacancy shall occur among the directors by reason of death, resignation, incapacity to serve, increase in the number of directors, or otherwise, the remaining directors shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum, and, if not theretofore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy.
     3.4 Meetings. The Board of Directors may hold its meetings at such place or places as it may from time to time determine. An annual meeting of the directors shall be held, without further notice, immediately following each annual meeting of stockholders, and at the same place. Other regular meetings of the Board may be held, without notice, at such times and places as may be from time to time prescribed by resolution of the Board. Special meetings of the Board shall be so called by the President or the Secretary on the written request of three directors.

     3.5 Quorum. At all meetings of the Board of Directors, the presence of a majority of the authorized number of directors, but not less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. In the absence of a quorum a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at a meeting at which the adjournment is taken.
     3.6 Consent Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.
ARTICLE FOUR
OFFICERS
     4.1 In General. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the following officers: A President, a Vice President, a Secretary and a Treasurer. The Board of Directors at any time and from time to time may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms as shall be determined by the Board of Directors. Any person may hold any two or more offices, except that no person may hold both the offices of President and Secretary. No officer need be a shareholder.
     4.2 Term of Office and Removal. Each officer of the corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.
     4.3 President. The President shall serve as the Chairman of the Board and shall be the chief executive officer of the corporation and have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside over the meetings of the shareholders and of the Board of Directors and the Executive Committee, and shall act as chairman of such meetings. The President shall also have such powers and perform such duties as are specifically imposed upon him by law or as may be assigned to him by the Board of Directors.
     4.4 Vice President. The Vice President shall perform such duties as are generally performed by vice presidents, and in the event of the absence or disability of the President the Vice President shall perform the duties of, and exercise the authority of, the President. The Vice President shall also perform such other duties and exercise such other powers as the Board of Directors shall request or delegate.
     4.5 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by. the Board of Directors. He shall attest all documents signed by the President or the Vice President, if attestation is required, and shall impress thereon the corporate seal if required.
     4.6 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected as authorized by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation, and in. general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.
     4.7 Delegation of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, any or all of the powers and duties of such officer to any other officer or to any Director.
ARTICLE FIVE
CAPITAL STOCK
     5.1 Stock Certificates. The interest of each shareholder shall be evidenced by a certificate or. certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value.
     5.2 Transfers. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor.
     5.3 Shareholders List and Record Date. (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.
     (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
     5.4 Registered Stockholders. The corporation shall be entitled to treat the holder of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE SIX
     6.1 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.
     6.2 Annual Statements. Not later than two months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:
     (1) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and
     (2) an income statement showing the results of its operation during its fiscal year.

     Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.
     6.3 Appointments of Agents. The President shall be authorized and empowered in the name and as the act and deed of the corporation to name and appoint general and special agents, representatives, and attorneys to represent the corporation and to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the corporation, and to prescribe, limit and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation or cancella-’ tion in whole. or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed by the President or Secretary, and the corporate seal shall be affixed thereto. Any substitution, revocation or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and evoke and cancel such substitutions or delegations.
     6.4 Dividends. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the statutes of the State of Georgia.
     6.5 Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the corporation such reserve or reserves as the Directors may from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the Directors shall deem beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
     6.6 Checks. All checks or demands for money and notes of the corporation may be signed by any officer of the corporation or by such other person or persons as the Board of Directors may from time to time designate.
ARTICLE SEVEN
AMENDMENTS
     7.1 The By-Laws. of the corporation may be altered or amended and new By-Laws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any annual, regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general. nature of the proposed change in the By-Laws shall have been given in the notice of meeting; and provided, further, that should any By-Law adopted by the shareholders expressly provide that it shall not be altered or repealed by the Directors, such By-Law may be amended or repealed only by the shareholders.
ARTICLE EIGHT
     8.1 Reimbursement. Any payments made to an officer of the corporation such as a salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed, in lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE NINE
INDEMNIFICATION
     9.1 Any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or of a similar position for another corporation, partnership, joint venture, trust or other enterprise at the request of this corporation, shall be indemnified by this corporation, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and. reasonably incurred by him in connection with such action, suit or proceeding shall be indemnified against all expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     9.2 Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the By-Laws or by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the Board of Directors of the corporation without counting in such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding, (c) resolution adopted by a majority of a quorum of the stockholders entitled to vote at any meeting, or (d) order of any court having jurisdiction over the corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the corporation. Such right or indemnification shall not be exclusive of any other right which such directors, officers and employees of the corporation and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective right of indemnification or reimbursement under any By-Laws, agreement, vote of stockholders, provision of law, insurance policy, or otherwise,-as well as their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though such person had been a director, officer or employee of the corporation.
     9.3 A disinterested majority of the Board of Directors of this corporation or a majority of a quorum of the stockholders entitled to vote at a meeting shall be authorized to pay to any person entitled to indemnification under this Article, all actual expenses incurred in connection with such action, suit or proceeding during the pendency thereof.
     9.4 It is the intention of-the corporation that this Article of the By-Laws of this corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Georgia, and if any one or more words, phrases, clauses, sentences, or sections of this Article should be held unenforceable for any reason, all remaining portions of this Article shall remain of full force and effect.
     9.5 No contract or other transaction between this corporation and any other firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are interest in or are members, shareholders, governors, directors or officers of such firm, association or corporation; and no contract, act or transactions of this corporation with any individual, firm, association or corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this corporation are parties to or interested in such contract, act or transaction or are in any way connected with such individual, firm, association or corporation. Each and every individual who may become a member of the Board of Directors of this corporation is hereby relieved from any liability that might otherwise exist from contracting with this corporation for the benefit of himself or any firm, association or corporation in which he may in any way be interest.